UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2016

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2016, Tower International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on March 24, 2016.

On March 10, 2016, the record date for the Annual Meeting, there were a total of 21,163,332 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 19,258,439 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1: The election of three persons to serve as directors for three year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Broker Non-Votes:

Name	For	Withheld	Broker Non-Votes
Nicholas D. Chabraja	16,417,651	472,746	2,368,042
Dev Kapadia	16,409,585	480,812	2,368,042
Mark Malcolm	16,757,639	132,758	2,368,042

Proposal 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers. This proposal was approved by the following votes:

For: 13,143,176; Against: 3,149,545; Abstentions: 597,676; and Broker Non-Votes: 2,368,042.

Proposal 3: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. This proposal was approved by the following votes:

For: 18,892,855, Against: 292,167; Abstentions: 73,417; and Broker Non-Votes: 0.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: April 25, 2016

-3-